Exhibit 24.3

[GRANT THORNTON LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We have issued our report dated March 27, 2000 accompanying the consolidated financial statements of Socrates Technologies Corporation appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 which are incorporated by reference in this Registration Statement on Form S-3. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts".



                                       /s/ Grant Thornton LLP

Vienna, Virginia
April 3, 2000